Exhibit 99.1

Terran Orbital Corporation Adopts Limited Duration Stockholder Rights Plan; Independent Committee of the Board will Determine Course of Action in Best Interest of all Stockholders

BOCA RATON, Fla., March 4, 2024 — Terran Orbital Corporation (NYSE: LLAP) (“Terran Orbital” or the “Company”), a global leader in satellite-based solutions primarily serving the aerospace and defense industries, today announced that the Company’s Board of Directors (the “Board”) adopted a limited duration stockholder rights plan (the “Rights Plan”), which is intended to enable all stockholders to realize the full value of their investment in Terran Orbital. The Board adopted the Rights Plan following a non-binding proposal (the “Lockheed Proposal”) from Lockheed Martin Corporation (“Lockheed Martin”) on March 1, 2024 to acquire all outstanding shares of the Company’s common stock for cash. Consistent with its fiduciary duties and in consultation with its financial and legal advisors, an independent committee of the Board will review and evaluate the Lockheed Proposal as part of the Company’s ongoing review of strategic alternatives to determine the course of action that it believes will maximize value for the Company’s stockholders. However, there is no guarantee that a strategic transaction involving Lockheed Martin or any other party will be approved or consummated. The independent committee does not intend to provide any updates with respect to the Lockheed Proposal or any other transaction, unless and until it deems further disclosure is appropriate.

The Rights Plan will reduce the likelihood that any person or group gains control of the Company through open market accumulation, or other coercive tactics potentially disadvantaging the interests of all stockholders, without paying all stockholders an appropriate control premium or providing the Board sufficient time to make informed decisions in the best interest of all stockholders. The Rights Plan is not intended to interfere with any transaction that the Board determines to be in the best interests of stockholders, nor does the Rights Plan prevent the Board from considering any proposal, but is intended to encourage anyone seeking to acquire the Company, including Lockheed Martin, to negotiate with the Board prior to attempting to impose a transaction that is not in the best interests of the Company’s stockholders.

While the Rights Plan is effective immediately, the rights generally would become exercisable only if a person or group (including a group of persons that are acting in concert with each other) acquires beneficial ownership, as defined in the Rights Plan, of 15% or more of the Company’s common stock in a transaction not approved by the Board.

In the event that the rights become exercisable due to the ownership threshold being crossed, each right will entitle its holder (other than the person, entity, or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to purchase at the exercise price, common stock having a market value equal to twice the exercise price.

Pursuant to the Rights Plan, the Company will issue one right for each outstanding share of the Company’s common stock to stockholders of record on the close of business on March 14, 2024.

The Rights Plan will expire on the close of business on the first anniversary of the date of entry into the Rights Plan unless extended for two more years by stockholders. It could also expire earlier if prior to such date, the rights are redeemed or exchanged. The Board may consider an earlier termination of the Rights Plan if market and other conditions warrant.

Further details regarding the Rights Plan will be contained in a Current Report on Form 8-K that the Company will be filing with the U.S. Securities and Exchange Commission (“SEC”). This filing will be available on the SEC’s website at www.sec.gov.

About Terran Orbital

Terran Orbital is a leading manufacturer of satellite products primarily serving the aerospace and defense industries. Terran Orbital provides end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of the most demanding military, civil, and commercial customers. Learn more at www.terranorbital.com.

Forward-Looking Statements

This press release contains, and the Company’s officers and representatives may from time to time make other public written and verbal announcements that contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical facts, contained in this press release, regarding the Rights Plan, including the anticipated benefits and expected consequences of the Rights Plan, or the Company’s or management’s expectations, plans or objectives are forward-looking statements. Forward-looking statements are typically identified by such words as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook, “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “will,” “should,” “would” and “could” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to, the effectiveness of the Rights Plan in providing the Company’s Board of Directors with sufficient time to make informed decisions in the best interest of all stockholders, and the other risks disclosed in our Annual Report on Form 10-K filed with the SEC on March 23, 2023, the prospectus supplement dated September 18, 2023 related to our Registration Statement on Form S-3, as amended (File No. 333-271093), which was declared effective by the SEC on April 18, 2023, and in our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Public Relations
Juliana Johnson
pr@terranorbital.com
949-508-6404

Investor Relations
Jonathan Siegmann
ir@terranorbital.com
949-202-8476